SERVICES AGREEMENT

by and among

WELLS FARGO ALTERNATIVE ASSET MANAGEMENT LLC,

WELLS FARGO MULTI-STRATEGY 100 TEI FUND I, LLC

and

WELLS FARGO MULTI-STRATEGY 100 FUND I, LLC

SERVICES AGREEMENT, made as of the 31st day of July, 2008, by and among WELLS FARGO ALTERNATIVE ASSET MANAGEMENT, LLC, a Delaware limited liability company (“WFAAM”), WELLS FARGO MULTI-STRATEGY 100 TEI FUND I, LLC (“TEI Fund”), and WELLS FARGO MULTI-STRATEGY 100 FUND I, LLC (“Taxable Investor Fund,” and, each a “Fund” or, together “Funds”), each a Delaware limited liability company.

RECITALS

WHEREAS, WFAAM and its affiliates are in the business of providing services to registered and unregistered investment companies; and

WHEREAS, each Fund wishes to retain WFAAM to provide various services relating to the operations of that Fund pursuant to this Agreement, and WFAAM wishes to provide such services;

NOW, THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:

1.

Appointment of WFAAM.

(a)

The Funds hereby retain WFAAM to provide and WFAAM hereby agrees to provide the following services to each Fund:

(i)

legal and accounting support services;

(ii)

the provision of office space, telephone and utilities;

(iii)

the general supervision of the entities that are retained by a Fund to provide accounting services, investor services and custody services to that Fund;

(iv)

assisting in the drafting and updating of each Fund’s registration statement, including its private placement memorandum (which may be a single private placement memorandum for both Funds);

(v)

reviewing, approving and assisting in the preparation of regulatory filings with the Securities and Exchange Commission (the “SEC”) and state securities regulators and other Federal and state regulatory authorities;

(vi)

preparing reports to and other informational materials for members of the Funds (“Members”) and assisting in the preparation of proxy statements, tender offer materials and other Member communications;

(vii)

monitoring the Funds’ compliance with Federal and state regulatory requirements (other than those relating to investment compliance);

(viii)

reviewing accounting records and financial reports of the Funds, assisting with the preparation of the financial reports of the Funds and acting as liaison with each Fund’s administrator, legal counsel and independent auditors;

(ix)

assisting in the preparation and filing of tax returns for the Funds;

(x)

assisting, coordinating and organizing meetings of the board of managers of each Fund (each, a “Board”) and meetings of Members as may be called by a Board from time to time;

(xi)

preparing materials and reports for use in connection with meetings of the Boards;

(xii)

maintaining and preserving those books and records of the Funds not otherwise required to be maintained by a Fund’s other administrator or custodian;

(xiii)

reviewing and arranging for payment of the expenses of the Funds;

(xiv)

assisting the Funds in conducting periodic repurchases of limited liability company interests in the Funds (“Units”); and

(xv)

such other services that a Fund and Administrator shall agree to from time to time.

(b)

WFAAM is authorized to utilize the services of its affiliates and agents and their respective officers and employees in providing any of the services required to be provided by WFAAM under this Agreement.

2.

Consideration.

(a)

WFAAM enters into this Agreement with the Funds in consideration of each Fund’s investment Wells Fargo Multi-Strategy 100 Master Fund I, LLC (“Master Fund”), to which WFAAM serves as investment adviser.  The Funds and WFAAM agree that WFAAM shall not receive compensation from the Funds.  The Funds and WFAAM recognize that this Section 2 does not preclude WFAAM’s receipt of compensation in the form of investment advisory fees from the Master Fund for serving as the Master Fund’s investment adviser.

(b)

WFAAM is responsible for bearing all costs and expenses associated with the provision of its services hereunder.   Each Fund shall pay all other expenses associated with the conduct of its business.

3.

Liability of WFAAM.  To the extent consistent with applicable law, WFAAM shall not be liable for any loss sustained by reason of good faith errors or omissions of WFAAM or any affiliate of WFAAM, or their respective directors, officers or employees, in connection with any matters to which this Agreement relates; provided, however, that nothing in this Agreement shall be deemed to protect WFAAM from willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties, or reckless disregard of its obligations and duties under this Agreement.

4.

Liability of the Managers and Members.   WFAAM understands and agrees that the obligations of a Fund under this Agreement are not binding upon any Member or person serving on the Board (a “Manager”) of that Fund personally, but bind only that Fund and that Fund’s property; WFAAM represents that it has notice of the provisions of the Limited Liability Company Agreement (“LLC Agreement”) of each Fund disclaiming Member and Manager liability for acts and obligations of that Fund.

5.

Duration.  This Agreement shall be executed and become effective on the date of execution of this Agreement.  Unless terminated as herein provided, this Agreement shall remain in full force and effect through July 31, 2010 and shall continue in effect with respect to a Fund from year to year thereafter if such continuance is approved annually by the Board of that Fund, or by vote of a majority of the outstanding voting securities of that Fund, provided that in either event the continuance is also approved by a majority of that Fund’s Independent Managers (as defined in the LLC Agreement of that Fund) by vote cast in person at a meeting called for the purpose of voting on such approval.

Any approval of this Agreement by the holders of a majority of the outstanding voting securities of a Fund shall be effective to continue this Agreement with respect to that Fund notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding Units of that Fund affected thereby, and (b) that this Agreement has not been approved by the vote of a majority of the outstanding Units of that Fund, unless such approval shall be required by any other applicable law or otherwise.

6.

Assignment or Amendment.  Any amendment to this Agreement shall be in writing and shall be subject to the approval of the Boards, including the vote of a majority of the Independent Managers of each Board.  This Agreement shall automatically and immediately terminate in the event of its “assignment,” as defined in the 1940 Act and the rules thereunder.

7.

Termination.  This Agreement may be terminated (i) by WFAAM, with respect to a Fund, at any time without penalty upon sixty (60) days’ written notice to that Fund (which notice may be waived by that Fund); or (ii) by a Fund, with respect to that Fund, at any time without penalty upon sixty (60) days’ written notice to WFAAM (which notice may be waived by WFAAM).

8.

Certain Records.  WFAAM will maintain certain records in connection with its duties pursuant to this Agreement.  Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act that are prepared or maintained by WFAAM on behalf of the Funds shall be prepared and maintained at the expense of WFAAM, but shall be the property of the applicable Fund and shall be made available to or surrendered promptly to that Fund upon its request.

In case of any request or demand for the inspection of such records by another party, WFAAM shall notify the appropriate Fund or Funds and follow that Fund’s or the Funds’ instructions as to permitting or refusing such inspection; provided that WFAAM may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Fund or Funds has agreed to indemnify WFAAM against such liability.

9.

Choice of Law.  This Agreement shall be governed by the laws of the State of California applicable to agreements made and to be performed entirely within the State of California (without regard to any conflicts of law principles thereof).  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WELLS FARGO ALTERNATIVE ASSET MANAGEMENT, LLC

By:

  /s/ Daniel J. Rauchle

Name:   ____Daniel J. Rauchle______

Title:

  ____President____________

WELLS FARGO MULTI-STRATEGY 100 FUND I, LLC

By:

  /s/ Daniel J. Rauchle

Name:   ____Daniel J. Rauchle______

Title:

  ____President____________

WELLS FARGO MULTI-STRATEGY 100 TEI FUND I, LLC

By:

  /s/ Daniel J. Rauchle

Name:   ____Daniel J. Rauchle_____

Title:

  ____President___________